UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to
Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. 1)
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

ACM Research, Inc.
(Name of Registrant as Specified In Its Charter)
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EXPLANATORY NOTE
On May 1, 2023, ACM Research, Inc. (the “Company”) filed its Definitive Proxy Statement on Schedule 14A (the “Original Proxy Statement”) with the Securities and Exchange Commission for its 2023 Annual Meeting of Stockholders.
This Amendment to the Original Proxy Statement (this “Amendment”) is being filed to correct an error in a footnote to the 2022 Director Compensation table on page 19 of the Original Proxy Statement (the “Director Compensation Table”). Accordingly, this Amendment amends and restates the Director Compensation Table in its entirety.
Except as specifically set discussed in this Explanatory Note, this Amendment does not otherwise modify or update any other disclosures in the Original Proxy Statement. This Amendment should be read together with the Original Proxy Statement, which should be read in its entirety, and from and after the date of this filing any references to “Proxy Statement” are to the Original Proxy Statement as amended by this Amendment. Capitalized terms used but not otherwise defined in this Amendment have the meanings ascribed to them in the Proxy Statement.
AMENDMENT TO THE ORIGINAL PROXY STATEMENT
The Director Compensation Table on page 19 of the Original Proxy Statement is hereby amended and restated in its entirety to read as follows:
The following table shows the total compensation for non-employee directors during 2022. David Wang, our sole executive officer who served as a member of the board during 2022, did not receive any additional compensation for such service as a director.
2022 DIRECTOR COMPENSATION
Director	Fees Earned or Paid in Cash($)	Option Awards($)(1)	All Other Compensation($)	Total($)
Haiping Dun(2)	$40,500	$199,560	—	$240,060
Chenming C. Hu(2)	28,500	199,560	—	228,060
Tracy Liu(2)	112,500(3)	199,560	—	312,060
Xiao Xing	13,500	199,560	—	213,060
Yinan Xiang	—	—	—	—
(1)
The amounts shown represent the aggregate grant date fair value, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation, of non-qualified stock options granted on June 30, 2022 to acquire, subject to vesting, a total of 24,000 shares of Class A common stock at an exercise price of $16.83 per share. Each such option will, subject to continued board service, will vest in full immediately prior to the 2023 Annual Meeting. The amounts do not necessarily correspond to the actual amounts that may be earned by the directors. For assumptions made in valuing these awards and related information, see Note 2 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. As of December 31, 2022, (a) Dr. Dun held stock options for 404,001 shares of Class A common stock and 69,230 shares of ACM Shanghai, (b) Dr. Hu held stock options for 39,000 shares of Class A common stock, (c) Ms. Liu held stock options for 186,000 shares of Class A common stock, and (d) Ms. Xing held stock options for 24,000 shares of Class A common stock.

(2)	Chair of a board committee during 2022.
(3)	Includes $75,000 paid to Ms. Liu for her service on a special subcommittee of the board of directors during 2022.